As filed with the Securities and Exchange Commission on October 19, 1999
                                         1933 Act Registration Number:  33-78234
                                         1940 Act Registration Number:  811-8488

                                  SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant                                                      |X|
Filed by a Party other than the Registrant                                   | |

Check the appropriate box:
| | Preliminary Proxy Statement
| | Confidential, For Use of the Commission only (as permitted by Rule
    14a-6(e)(2))
|X| Definitive Proxy Statement
| | Definitive Additional Materials
| | Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                     KPM Funds, Inc. Fixed Income Portfolio
                (Name of Registrant as Specified in Its Charter)


    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X| No fee required.
| | Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies:


     (2) Aggregate number of securities to which transaction applies:


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4) Proposed maximum aggregate value of transaction:


     (5) Total fee paid:

| | Fee paid previously with preliminary materials:
| | Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

     (2) Form, Schedule or Registration Statement

     (3) Filing Party:

     (4) Date Filed:



                           KPM FIXED INCOME PORTFOLIO
                                 KPM FUNDS, INC.
                              10250 REGENCY CIRCLE
                              OMAHA, NEBRASKA 68114

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS



To Our Shareholders:

     Notice is hereby given that a Special Meeting of Shareholders (the "Meeting") of KPM Fixed Income Portfolio (the "Fund") will be held on November 8, 1999, at 10:00 a.m. (Omaha time), at the Fund's offices located at 10250 Regency Circle, Omaha, Nebraska, for the following purposes:

     1. To consider and act upon a plan of complete liquidation and dissolution of the Fund (the "Plan"), providing for, among other things, the sale of all of the assets of the Fund, the distribution in cash of the net proceeds from such sale of assets to the shareholders in accordance with the Plan in complete liquidation of their interests in the Fund, and the subsequent termination of the Fund's existence.

     2. To consider and act upon any other business as may properly come before the Meeting or any adjournment thereof.

     Only shareholders of record at the close of business on October 8, 1999, are entitled to notice of, and to vote at, this Meeting or any adjournment thereof.


                                            Brian P. McGinty
                                            Secretary


Dated: October 18, 1999

     IF YOU DO NOT EXPECT TO ATTEND THE MEETING, PLEASE SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENCLOSED SELF-ADDRESSED ENVELOPE. IN ORDER TO AVOID THE ADDITIONAL EXPENSE TO THE FUND OF FURTHER SOLICITATION, WE ASK YOUR COOPERATION IN MAILING IN YOUR PROXY PROMPTLY.




                           KPM FIXED INCOME PORTFOLIO
                                 KPM FUNDS, INC.
                              10250 REGENCY CIRCLE
                             OMAHA, NEBRASKA, 68114

                                 PROXY STATEMENT

     This statement is furnished by the Board of Directors of KPM Funds, Inc. in connection with the solicitation of Proxies for use at a Special Meeting of Shareholders (the "Meeting") of the KPM Fixed Income Portfolio (the "Fund") to be held on November 8, 1999, at 10:00 a.m. (Omaha time), at the Fund's offices located at 10250 Regency circle in Omaha Nebraska. It is expected that the Notice of Special Meeting, Proxy Statement and form of Proxy will first be mailed to shareholders on or about October 18, 1999.

     The purpose of the Meeting and the matters to be acted upon are to terminate the Fund as set forth in the accompanying Notice of Special Meeting of Shareholders and as more fully described herein. If the accompanying form of Proxy is executed properly and returned, shares represented by it will be voted at the Meeting in accordance with the instructions on the Proxy. If no instructions are specified on the Proxy, shares will be voted FOR the proposal to terminate and liquidate the Fund (the "Liquidation Proposal"). A Proxy may be revoked at any time prior to the time it is voted by written notice to the Secretary of the Fund or by attendance at the Meeting.

     The Board has fixed the close of business on October 8, 1999 as the record date for the determination of shareholders entitled to notice of, and to vote at, the Meeting and at any adjournment thereof. On that date, the Fund had 493,718.194 shares of Common Stock outstanding and entitled to vote. Each share will be entitled to one vote at the Meeting.

     The expense of solicitation will be borne by the Fund. However, because KPM Investment Management, Inc., the Fund's investment adviser, reimburses the Fund to the extent of its investment advisory fee paid for annual expenses of the Fund exceeding 1.25% of the average annual daily net assets, based on expected expenses of the solicitation and the Fund's other expenses, the Fund should not incur any expense of the solicitation after such reimbursement. Expenses of the solicitation will include legal fees, costs of printing proxy materials, postage, filing expenses and reimbursement to brokerage firms and others for expenses in forwarding proxy solicitation materials to beneficial owners. The solicitation of Proxies will be largely by mail, but may include, without cost to the Fund, telephonic, telegraphic or oral communications by regular employees of the Fund's investment adviser, KPM Investment Management, Inc. (the "Adviser") and the Fund's Distributor, Kirkpatrick Pettis Smith Polian, Inc. (the "Distributor" or "KPSP"). Brokerage houses, banks and other fiduciaries may be requested to forward proxy solicitation material to their principals to obtain authorization for the execution of proxies and will be reimbursed by the Fund for out-of-pocket expenses incurred in this connection.

     The fund will furnish, without charge, a copy of its annual report for its fiscal year ended June 30, 1999, to any shareholder requesting such reports. Requests for the annual reports should be made in writing to the fund at the fund's address indicated above or by calling 1-877-KPM-FUND.

     The holders of a majority of shares of the Fund outstanding at the close of business on the record date, present in person or by proxy, will constitute a quorum for the Meeting. Properly executed proxies that are marked "abstain" and broker non-votes (as defined below) will be treated as present for purposes of determining whether a quorum has been achieved at the Meeting. In the event that a quorum is not present or represented, the holders of a majority of the shares present in person or by proxy may adjourn the Meeting, without notice other than announcement at the Meeting, until the requisite number of shares entitled to vote at the Meeting shall be present. If a quorum is present, but sufficient votes to approve the Liquidation Proposal are not received, the persons named as proxies may propose one or more adjournments of the Meeting to permit further solicitations of proxies of shareholders of the Fund.

     Any such adjournment will require the affirmative vote of a majority of those shares present at the Meeting or represented by proxy. When voting on a proposed adjournment, the persons named as proxies will vote for the proposed adjournment all shares that they are entitled to vote with respect to the Liquidation Proposal, unless directed to vote against the Liquidation Proposal, in which case such shares will be voted against the proposed adjournment.

     Under Nebraska law, abstentions and broker non-votes generally do not constitute a vote "for" or "against" a matter and will be disregarded in determining the "votes cast" on an issue. A broker "non-vote" results from a properly executed proxy returned by a broker or nominee which indicates that such person has not received instructions from the beneficial owner or other person entitled to vote shares on a particular matter with respect to which the broker or nominee does not have discretionary power and that the authority to vote is therefore withheld. Because the approval of the Liquidation Proposal will be determined by reference to all shares of the Fund outstanding and entitled to vote on the issue rather than to votes cast, abstentions and broker non-votes will have the same effect as votes "against" such Proposal. The approval of the Liquidation Proposal requires the affirmative vote of a majority of the shares of the Fund outstanding and entitled to vote thereon.

           APPROVAL OF A PLAN OF COMPLETE LIQUIDATION AND TERMINATION
            BACKGROUND INFORMATION CONCERNING THE FUND AND ITS SHARES

     The Fund is organized as a separate series of shares of KPM Funds, Inc., a Nebraska corporation and is registered under the Investment Company Act of 1940 as amended (the "1940 Act"), as a diversified open-end management investment company. The Fund's investment objective is to provide total return over a market cycle of 3 to 5 years consistent with preservation of capital and prudent investment management. To achieve its objective, the Fixed Income Portfolio invests at least 65% of its assets in fixed-income securities with an emphasis on income. The secondary objective of capital appreciation is more difficult to achieve, however the Adviser seeks to identify fixed income securities that provide above-average relative yield, appreciation potential and safety of principle. The Adviser places particular emphasis on analyzing the credit of corporate issuers to enhance income return and protect against credit losses. The Adviser balances the potential for capital appreciation with the need for capital preservation and the stability of income. The Fixed Income Portfolio will invest only in:

o U.S. Government and corporate investment-grade securities which are securities rated BBB or better by Standard & Poor's Corporation ("S&P") or Baa or better by Moody's Investors Services ("Moody's"),
o preferred stock,
o mortgage-backed securities, and
o asset-backed securities.


     In the event the rating of an investment grade security is lowered to below investment grade, the Adviser will assess the creditworthiness of the issuer, evaluate the likelihood of the security being upgraded to investment grade or being further down-graded and may choose to hold or sell the security as appropriate. Securities rated below BBB by S&P or below Baa by Moody's are considered to have speculative characteristics and, as a result, are more susceptible to fluctuations in market value than higher rated securities.

     The Fixed Income Portfolio does not have a stated policy on portfolio maturity, but the Adviser anticipates average dollar-weighted portfolio maturity to range between seven and ten years. Longer portfolio maturities result in greater fluctuation in the net asset value during periods of interest rate volatility.

     KPM Investment Management, Inc. ("KPM" or the "Adviser") acts as investment manager for the Fund. The Adviser has acted as investment manager for the Fund since the Fund commenced its investment operations. The Adviser is a wholly-owned subsidiary of KFS Corporation, a Nebraska corporation which is, in turn, a wholly owned subsidiary of Mutual of Omaha Insurance company, a mutual insurance company organized under Nebraska law and engaged in the business of providing life, health, accident, and related insurance products throughout the United States. KPM is registered under the Investment Advisers Act of 1940 (the "Advisors Act") and provides portfolio management to the Fund as well as the KPM Equity Portfolio, an open-end management investment company also organized as a separate series of the KPM Funds, Inc., taxable and nontaxable institutions, and individuals investing in United States. The address of the Adviser is the same as the Fund.

BACKGROUND AND CONSIDERATION OF BOARD DIRECTORS OF THE LIQUIDATION PROPOSAL

     The Adviser and Distributor informed the Board of Directors of the Fund (hereinafter the "Board" or "Board of Directors") on September 16, 1999, that because of the Fund's size and the Distributor's projection of flat sales, possible net redemptions in the foreseeable future and increasing competition by other fixed income funds, liquidation of the Fund was recommended. Over the twelve months ended June 30, 1999, the Fund's net assets declined 29%, from $11,744,000 to $8,329,000, largely the result of redemptions. The Fund's net asset value as of September 30, 1999 was $10.10 and total net assets were $5,537,673.57. Total number of shareholders dropped from 153 to 109 over the period July 1, 1998 to June 30, 1999 and there were 106 shareholders on September 30, 1999. Net asset value per share remained generally constant, ranging from $10.42 per share on June 30 of 1998 to $10.90 on June 30 of 1999. The Fund's total return for the periods ending June 30, 1998 and 1999 were 9.39% and 1.86%, respectively. The Fund's total return for the three-month period ending September 30, 1999 was a negative 0.17%.

     At its meeting held on September 16, 1999, the Board of Directors considered various possible actions to be taken in response. The Board of Directors considered alternative actions that might have allowed the Fund to continue its operations. Such alternatives included finding new distribution channels and merging with other funds with similar investment objectives. However, the Board concluded, based in part on the advice of the Adviser and the Distributor, that these alternatives were not feasible and the diminished Fund would be too small to manage on an efficient and cost-effective basis. The Board also decided that it was in the best interest of all shareholders not to permit a slow redemption, but instead to set a time table for liquidation that was both financially prudent and in conformance with the requirements of the 1940 Act, the Nebraska Business Corporation Act, ("Nebraska Corporate Law") and other applicable law. Pursuant to subsequent action by consent, the Board then adopted the Plan of Complete Liquidation and Termination attached hereto as Exhibit A (the "Plan"), approved the filing of this Proxy Statement, and set the record date and the date for the Meeting.

PLAN OF COMPLETE LIQUIDATION AND TERMINATION

     The Plan provides for the liquidation of all assets of the Fund, the payment and discharge of, or other provision for, all liabilities and obligations of the Fund, the distribution of the remaining net assets to shareholders, and the termination of the Fund. All references to the Plan contained in this Proxy Statement should be treated as summary in nature and are qualified in their entirety by reference to provisions of the Plan.

     Shareholders are urged to read carefully both this Proxy Statement and the Plan.

     The Plan is a Plan of Complete Liquidation and Termination in accordance with the Nebraska Corporate Law and the Internal Revenue Code of 1986, as amended (the "Code"). The Plan will be effective on the day on which it is approved by the requisite vote of shareholders (the "Effective Date"). As soon as practicable after shareholder approval of the Plan, the Fund shall cease to conduct business except as may be necessary in connection with its liquidation, termination and winding-up.

     As soon as practicable after the Effective Date, the Fund will send notice of the liquidation and dissolution to all its known creditors and claimants. The Fund will authorize the Adviser to liquidate all the assets of the Fund and engage in such other transactions as may be appropriate to its liquidation and dissolution in accordance with the Plan. On a date as soon as practicable after the Effective Date, and in any event no later than December 31, 1999, the Fund will liquidate and distribute to the shareholders of record as of the close of business on the date of liquidation determined by the Fund (the "Liquidation Date"), pro rata in accordance with their proportionate interests in the Fund, all of the assets of the Fund remaining after payment and discharge of liabilities and obligations of the Fund, less any amounts retained or set aside in a reserve fund as referred to below, in complete cancellation and redemption of the outstanding shares of the Fund. Although no assurances can be given, the Fund anticipates that the Liquidation Date will be within 45 days after the Effective Date. From the proceeds of the liquidation of assets, the Fund may retain, set aside in a reserve or otherwise provide for an amount necessary to (1) discharge any unpaid liabilities of the Fund on the Fund's books as of the Liquidation Date and (2) pay or otherwise provide for such contingent or unascertained liabilities as the Board of Directors shall reasonably deem to exist against the assets of the Fund.

     The Fund may make one or more subsequent liquidation distributions to the shareholders. Cash or other assets retained or held in a reserve fund for the payment of contingent or unascertained liabilities in accordance with the Plan in excess of the amounts ultimately required for the payment or discharge of the Fund's liabilities and obligations will be distributed to shareholders at the time and under the conditions established with respect to such reserve fund or other arrangements providing for such payment.

     The Board may modify or amend the Plan at any time without shareholder approval if it determines that such action would be advisable and in the best interests of the Fund and its shareholders. If any amendment or modification to the Plan appears necessary and in the judgment of the Board would materially and adversely affect the interests of the shareholders, such an amendment or modification will be submitted to the shareholders for approval. In addition, the Board may abandon the Plan without shareholder approval at any time if it determines that abandonment would be advisable and in the best interests of the Fund and its shareholders.

     The stock transfer books of the Fund will be permanently closed as of the close of business on the Effective Date. As of the Liquidation Date, all of the issued and outstanding shares of the Fund shall be deemed to be retired, canceled, and no longer outstanding, and the holders thereof will cease to be shareholders with respect to such shares, but will have the right to receive liquidating distributions, without interest.

VOTING REQUIREMENT

     The Nebraska Corporate Law requires the affirmative vote of the holders of a majority of the outstanding shares of the Fund for the adoption of the Liquidation Proposal. If the Liquidation Proposal is not approved, the Board of Directors will consider alternatives available at that time, including other courses of action previously considered by the Directors before adopting the Plan.

APPRAISAL RIGHTS

     Shareholders are not entitled to appraisal or dissenter's rights in connection with the Plan.

EFFECTS OF ADOPTION OF PLAN

     The liquidation of the Fund will result in the sale or other disposition of all of the assets of the Fund according to the Plan, the accumulation of all proceeds from such sale, and the distribution of the proceeds, less payment or other provision for all outstanding liabilities, to all shareholders of the Fund. Although no assurances can be given, the Fund anticipates that the Liquidation Date will be within 45 days after the Effective Date. As of the Liquidation Date, all issued and outstanding shares of the Fund shall be deemed to be retired and canceled, and beneficial owners of such shares shall cease to be shareholders with respect to such shares, but will have the right to receive liquidating distributions, without interest. Beneficial owners whose shares are held in "street name" should consult their brokers or other financial intermediaries for information on the timing of receipt of distributions with respect to their respective interests in the Fund.

     The Adviser has advised the Fund that it does not expect to experience any difficulties in liquidating the portfolio in an orderly fashion if the Plan is approved by the shareholders. The Adviser intends to liquidate the Fund's assets at market prices and on such terms and conditions as the Adviser shall determine to be reasonable and in the best interests of the shareholders.

     In connection with the liquidation and termination, KPM Funds, Inc.
will terminate or amend contracts with its service providers with respect to the Fund at the earliest opportunity consistent with maintaining services to the Fund for the limited purposes of carrying out the Plan.

IMPACT OF THE PLAN ON THE FUND'S STATUS UNDER THE 1940 ACT

     On the Effective Date, the Fund will end its normal investment operations as a registered investment company. Insofar as the Fund is one of two funds organized under KPM Funds, Inc., the corporate existence of KPM Funds, Inc, will continue, but without any active operations of the Fund.

PROCEDURE FOR LIQUIDATION AND TERMINATION

     Pursuant to the Nebraska Corporate Law, if a majority of the aggregate outstanding shares of the Fund are voted for the proposed liquidation and termination of the Fund pursuant to the plan, then according to the Plan, the Fund will be legally terminated and thereafter the Board will take such steps as are necessary for the purpose of paying, satisfying, and discharging any existing debts or obligations, collecting and distributing its assets, and doing all other acts required to liquidate and wind up its business and affairs, but not for the purpose of continuing the business for which the Fund was organized. There are no regulatory approvals necessary to liquidate the Fund, and the Fund will be liquidates and its cash assets distributed shortly after the shareholders meeting.

FEDERAL INCOME TAX CONSEQUENCES

     The following summary provides general information with regard to the federal income tax consequences to shareholders on receipt of liquidation distribution(s) from the Fund pursuant to the provisions of the Plan. This summary also discusses the effect of federal income tax provisions on the Fund resulting from its liquidation and termination; however, the Fund has not sought a ruling from the Internal Revenue Service with respect to the liquidation of the Fund. This summary is based upon the tax laws and regulations in effect on the date of this Proxy Statement, and is subject to change.

     The information set forth below is only a summary of some of the federal income tax consequences generally affecting the Fund and its individual U.S. shareholders resulting from the liquidation of the Fund. The summary does not address the particular federal income tax consequences applicable to other persons, including corporations, trusts, estates, tax-exempt organizations, pension plans, individual retirement accounts, or individual shareholders other than U.S. individuals. This summary does not address state or local tax consequences. The tax consequences of the liquidation of the Fund may affect shareholders differently depending upon their particular tax situations and, accordingly, this summary is not a substitute for careful tax planning on an individual basis.

SHAREHOLDERS SHOULD CONSULT THEIR TAX ADVISERS TO DETERMINE THE
FEDERAL, STATE AND OTHER INCOME TAX CONSEQUENCES OF RECEIVING LIQUIDATION DISTRIBUTION(S) WITH RESPECT TO THEIR PARTICULAR TAX CIRCUMSTANCES.

     The Fund currently qualifies, and intends to continue to qualify through the end of the liquidation period, for treatment as a regulated investment company under the Code, so that it will be relieved of federal income tax on any investment company taxable income or net capital gain (the excess of net long-term capital gain over net short-term capital loss) from the sale of its assets.

     Shareholders will be notified of their respective amounts of ordinary and capital gain dividends for the Fund's final fiscal year in normal tax-reporting fashion. For federal income tax purposes, the payment of any liquidating distributions will be a taxable sale or exchange to shareholders. Each shareholder will be viewed as having sold his shares for an amount equal to the liquidating distribution(s) received. Each shareholder will recognize gain or loss in an amount equal to the difference between the liquidating distributions received in respect of such shares and the adjusted tax basis of such shares. This gain or loss will be treated as a capital gain or loss if the shareholder held the shares as a capital asset. The gain or loss will generally be long-term capital gain or loss if the shares have been held for more than one year; otherwise, the gain or loss will constitute short-term capital gain or loss. Long-term capital gain is eligible for a reduced rate of tax to individuals; the rate is still further reduced if the individual's holding period exceeds eighteen months.

     Payments of liquidating distributions by the Fund or any agent are generally subject to information reporting and possibly to "backup withholding" at a rate of 31% unless holders of Fund shares meet certain certification requirements.

THE BOARD OF DIRECTORS OF THE FUND RECOMMENDS THAT YOU VOTE FOR THE LIQUIDATION PROPOSAL.


FINANCIAL HIGHLIGHTS

     The financial highlights table set forth below provides the Portfolio's financial performance for the past 5 years or for the Portfolios' period of operations, as the case may be. Certain information reflects financial results with respect to a single Portfolio share. The total returns in the tables represent the rates that an investor would have earned (or lost) on an investment in a Portfolio (assuming reinvestment of all dividends and distributions). This information along with the Portfolio's financial statements are included in KPM Funds' annual report with the independent auditor's report, which is incorporated herein by reference and is available on request.

                                                   Fiscal Year Ended                                    July 5, 1994(1)
                                                                                                              To
                                      June 30, 1999   June 30, 1998   June 30, 1997    June 30, 1996     June 30, 1995
                                      -------------   -------------   -------------    -------------     -------------

Net Asset Value - Beginning of Period        $10.80        $10.42          $10.23           $10.47          $10.00
    Income from Investment Operations:
       Net investment income                   0.60          0.59            0.61             0.63            0.57
       Net realized gain (loss) and unrealized
       appreciation (depreciation)            (0.40          0.38            0.19            (0.23)           0.47
                                              -----          ----            ----            ------           ----
           Total from investment operations    0.20          0.97            0.80             0.40            1.04
                                               ----          ----            ----             ----            ----

    Less Distributions:
       Dividends from net investment income   (0.60)        (0.59)          (0.61)           (0.62)          (0.57)
       Distributions from net realized gain
       from investment transactions           (0.07)         0.00           (0.00)           (0.02)          (0.00)
           Total Distributions                (0.67)        (0.59)          (0.61)           (0.64)          (0.57)
                                              ------         -----          ------           ------          ------

Net Asset Value - End of Period              $10.33        $10.80          $10.42           $10.23          $10.47
                                             ======        ======          ======           ======          ======

Total Return                                   1.86%         9.39%           7.96%            3.63%           9.63%(2)

Ratios/Supplemental Data
    Net assets, end of period (thousands)       $8,329        $11,744         $8,872           $8,465          $5,868
    Ratio of net expenses to average net
    assets:
       Before expense reimbursement            1.78%         1.33%           1.51%            1.29%           1.56%(3)
       After expense reimbursement             1.25%         1.25%           1.25%            1.25%           1.25%
    Ratio of net investment income to average
    net assets:
       Before expense reimbursement            4.87%         5.44%           5.56%            5.90%           5.28%(3)
       After expense reimbursement             5.40%         5.52%           5.82%            5.95%           5.59%(3)
    Portfolio Turnover Rate                   34.25%        19.33%          26.14%           19.52%          40.34%

       (1) Commencement of Operations.
       (2) Not annualized.
       (3) Annualized.



                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     To the knowledge of the Fund's management, the following persons owned beneficially more than 5% of the Fund's outstanding shares at October 8, 1999:

NAME AND ADDRESS OF                         AMOUNT AND NATURE OF                                 PERCENT OF
BENEFICIAL OWNER                            BENEFICIAL OWNERSHIP                                 CLASS

Kirkpatrick Pettis Trust Company            $1,025,893.53                                        20.31%
10250 Regency Circle
Omaha, NE  68114

McGill, Gotsdiner, Workman & Lepp           $331,543.74       401(k) P/S/P                       6.6%
11404 W. Dodge Road, Suite 500
Omaha, NE  68154

Reinke Manufacturing 401(k) P/S/P           $313,519.17       401(k) P/S/P                       6.2%
Box 566
Deshler, NE  68340

* Fund's knowledge based solely on records available to it.

                                  OTHER MATTERS

     No business other than as set forth herein is expected to come before the Meeting, but should any other matter requiring a vote of shareholders arise, including any question as to an adjournment of the Meeting, the persons named in the enclosed Proxy will vote thereon according to their best judgment in the interests of the Fund.

                              SHAREHOLDER PROPOSALS

     It is expected that the Fund will be liquidated as soon as practicable after the Meeting and that no future meetings of shareholders will be held. In the event that the Fund is not liquidated, the Fund's Bylaws provide that it is not required to, and as a matter of policy the Fund does not intend to, hold shareholder meetings unless required to for certain purposes specified in the 1940 Act. A shareholder proposal intended to be presented at any meeting hereafter called must be received by the Fund within a reasonable time before the solicitation relating thereto is made in order to be included in the proxy statement and form of proxy related to such meeting. The submission by a shareholder of a proposal for inclusion in the proxy statement does not guarantee that it will be included. Shareholder proposals are subject to certain regulations under Federal securities laws. If the Fund is not dissolved, shareholders wishing to submit proposals for inclusion in the Fund's proxy statement for such a subsequent shareholders' meeting should send their written submissions to the principal executive office of the Fund indicated on the cover page hereof.


                                                     Brian P. McGinty
                                                     Secretary
Dated: October 18, 1999

SHAREHOLDERS WHO DO NOT EXPECT TO BE PRESENT AT THE MEETING AND WHO WISH TO HAVE THEIR SHARES VOTED ARE REQUESTED TO DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.


                                    EXHIBIT A
                  PLAN OF COMPLETE LIQUIDATION AND TERMINATION

                                     OF THE

                           KPM FIXED INCOME PORTFOLIO

                                     OF THE

                                 KPM FUNDS, INC.

     WHEREAS, the KPM Fixed Income Portfolio(the "Fund"), a separate series of the KPM Funds, Inc, a Nebraska corporation, operating as an open-end management investment company registered as such under the Investment Company Act of 1940, as amended (the "1940 Act"); and

     WHEREAS, the Board of Directors of the Fund (the "Board") has approved and determined that this Plan of Complete Liquidation and Termination of the Fund (this "Plan") is advisable and in the best interests of the shareholders of the Fund; and

     WHEREAS, the Board has directed that this Plan be submitted to the holders of the outstanding voting shares of the Fund's common stock for their approval or rejection at a special meeting of shareholders in accordance with the requirements of the Nebraska Business Corporation Act (the "Nebraska Corporate Law") and the Fund's Articles of Incorporation (the "Articles") and Bylaws ("Bylaws") and has authorized the filing with the Securities and Exchange Commission (the "Commission") and distribution of a proxy statement (the "Proxy Statement") in connection with the solicitation of proxies for such meeting; and

     WHEREAS, upon approval of this Plan by its shareholders, the Fund shall voluntarily liquidate in accordance with the Nebraska Corporate Law and the Internal Revenue Code of 1986, as amended (the "Code"), upon the terms and conditions set forth below;

     NOW, THEREFORE, the Board hereby adopts and sets forth this Plan of Complete Liquidation and Termination as follows:

     1. Effective Date of Plan. The effective date of this Plan (the "Effective Date") shall be the date on which this Plan is approved by the shareholders of the Fund in accordance with the Nebraska Corporate Law. The stock transfer books of the Fund shall be permanently closed as of the close of business on the Effective Date.

     2. Sale or Distribution of Assets. As of the Effective Date, the Fund shall have the authority to, and as soon as practicable after the Effective Date, but in no event later than December 31, 1999 (the "Liquidation Period"), the Fund shall sell and liquidate its assets and engage in such other transactions as may be appropriate to its dissolution and liquidation, including, without limitation, consummation of the transactions described in the Proxy Statement and obtaining all necessary approvals and authorizations from the Commission and any other regulatory authority having jurisdiction over the Fund.

     3. Provisions for Liabilities. Within the Liquidation Period, the Fund shall pay or discharge or set aside a reserve fund for, or by other appropriate means provide for, the payment or discharge of any and all liabilities and obligations of the Fund, including, without limitation, contingent or unascertained liabilities. If, for any reason, the Fund is unable to pay out, discharge, or otherwise provide for payment of any liabilities of the Fund prior to the Liquidation Date (as defined in paragraph 4), the Fund may retain or set aside in a reserve fund (a "Reserve Fund") cash or cash equivalents in an amount which it estimates is necessary to discharge any unpaid liabilities of the Fund on the Fund's books as of the Liquidation Date (as defined in paragraph 4) and other liabilities as provided in paragraph 4.

     4. Distribution to Shareholders. As soon as practicable after the Effective Date, but in any event no later than December 31, 1999, the Fund shall liquidate and distribute to its shareholders of record as of the close of business on the date of liquidation determined by the Fund (the "Liquidation Date") pro rata in accordance with their respective interests all of the remaining assets of the Fund in complete cancellation and redemption of all the outstanding shares of the Fund, except, as provided in paragraph 3 hereof, for cash, bank deposits or cash equivalents in an amount necessary to (i) discharge any unpaid liabilities of the Fund on the Fund's books on the Liquidation Date, and (ii) pay or set aside a Reserve Fund or otherwise provide for payment of such contingent or unascertained liabilities as the Fund's Board of Directors shall reasonably deem to exist against the assets of the Fund on the Liquidation Date. The Fund may make one or more additional liquidating distributions to shareholders during the Liquidation Period. Cash or other assets held in the Reserve Fund or as otherwise provided herein for the payment of contingent or unascertained liabilities in accordance with this Plan in excess of the amounts ultimately required for the payment or discharge of the Fund's liabilities and obligations shall be distributed to shareholders at the time and under the conditions established with respect to the Reserve Fund or other arrangements hereunder providing for the payment thereof.

     5. Notice of Liquidation. As soon as practicable after the Effective Date, but in no event later than 20 days prior to the filing of Articles of Dissolution as provided in paragraph 6 below, the Fund shall mail notice in accordance with the Nebraska Corporate Law to all its known creditors that this Plan has been approved by the Board and the shareholders.

     6. Articles of Amendment. Pursuant to the Nebraska Corporate Law. To the extent necessary the Fund shall prepare and file
     Articles of Amendment and or any other filing which may be required under the Nebraska Corporate Law (the "Articles") with and for acceptance by the Nebraska Secretary of State to reflect the liquidation and termination.

     7. Amendment or Abandonment of Plan. The Board may modify or amend this Plan at any time without shareholder approval if it determines that such action would be advisable and in the best interests of the Fund and its shareholders. If any amendment or modification to this Plan appears necessary and in the judgment of the Board will materially and adversely affect the interests of the shareholders, such an amendment or modification will be submitted to the shareholders for approval. In addition, the Board may abandon this Plan without shareholder approval at any time prior to the filing of the Articles if it determines that abandonment would be advisable and in the best interests of the Fund and its shareholders.

     8. Powers of Board and Officers. The Board and the officers of the Fund are authorized to approve such changes to the terms of any of the transactions referred to herein, to interpret any of the provisions of this Plan, and to make, execute and deliver such other agreements, conveyances, assignments, transfers, certificates and other documents and take such other action as the Board and the officers of the Fund deem necessary or desirable in order to carry out the provisions of this Plan and effect the complete liquidation and dissolution of the Fund in accordance with the Code, the Nebraska Corporate Law and any rules and regulations of the U.S. Securities and Exchange Commission, or any state securities commission, including, without limitation, any. instruments of dissolution, Articles of Amendment, or other documents, and withdrawing any qualification to conduct business in any state in which the Fund is so qualified as well as the preparation and filing of any tax returns.

     9. Termination of Business Operations. As soon as practicable upon approval and adoption of the Plan, the Fund shall cease to conduct business except as shall be necessary in connection with the effectuation of its liquidation. The current officers and directors shall continue in office solely for the purpose of implementing the Plan and any actions to be taken in connection therewith.



                           KPM FIXED INCOME PORTFOLIO
                                 KPM FUNDS, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby constitutes and appoints Randall D. Greer and Rodney D. Cerny, and each of them, as proxies for the undersigned, with full power of substitution and resubstitution, and hereby authorizes said proxies, and each of them, to represent and vote, as designated below, all stock of the above Company held of record by the undersigned on October 8, 1999 at the Special Meeting of Shareholders to be held on November 8, 1999, and at any adjournment thereof.

     THE UNDERSIGNED HEREBY REVOKES ANY AND ALL PROXIES WITH RESPECT TO SUCH STOCK HERETOFORE GIVEN BY THE UNDERSIGNED. THE UNDERSIGNED ACKNOWLEDGES RECEIPT OF THE PROXY STATEMENT DATED October 18, 1999.


|X| PLEASE MARK VOTES AS IN THIS EXAMPLE

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL NO. 1. PLEASE SIGN EXACTLY AS YOUR NAME APPEARS BELOW. WHEN JOINT TENANTS HOLD SHARES, BOTH SHOULD SIGN.


                                   FOR         AGAINST         ABSTAIN

1. APPROVAL OF PLAN OF             [ ]         [ ]             [ ]
COMPLETE LIQUIDATION
AND TERMINATION

2. TO VOTE UPON ANY AND            [ ]         [ ]             [ ]
ALL BUSINESS AS MAY
PROPERLY COME BEFORE
THE MEETING OR ANY
ADJOURNMENT THEREOF.


WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE, GUARDIAN OR CUSTODIAN FOR A MINOR, PLEASE SIGN FULL TITLE AS SUCH. IF A CORPORATION, PLEASE SIGN FULL CORPORATE NAME BY AUTHORIZED OFFICER AND INDICATE THE SIGNER'S OFFICE. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME.


PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY FORM PROMPTLY USING THE ENCLOSED ENVELOPE


Signature:______________________                 Date:__________________________